Exhibit 99.1

DIAMONDBACK ENERGY, INC. ANNOUNCES SECOND QUARTER 2016 FINANCIAL AND OPERATING RESULTS

Midland, TX (August 2, 2016) - Diamondback Energy, Inc. (NASDAQ: FANG) (“Diamondback” or the “Company”) today announced financial and operating results for the second quarter ended June 30, 2016.

HIGHLIGHTS

•
As previously announced, Diamondback has increased its 2016 production guidance to a range of 38.0 to 40.0 Mboe/d, up from 34.0 to 38.0 Mboe/d, as a result of increased drilling and completion activity. The Company has also lowered its full year 2016 LOE guidance range to $5.50 to $6.25 per boe from a prior range of $5.50 to $6.50 per boe.

•
In July 2016, Diamondback announced its agreement to acquire assets in the Southern Delaware Basin for an aggregate purchase price of $560 million, subject to certain adjustments. These assets include 19,180 net surface acres primarily in Reeves and Ward counties with approximately 1,000 boe/d of net production and 2.2 MMboe of estimated net proved developed reserves. The Company estimates there are 290 net potential horizontal drilling locations across four zones with an average lateral length of approximately 9,500 feet. This transaction is expected to close in September 2016, subject to completion of due diligence and satisfaction of closing conditions.

•
Diamondback continues to have encouraging results across its asset base. During the second quarter of 2016, the Company completed its first three-well pad in Howard County targeting the Lower Spraberry, Wolfcamp A and Wolfcamp B with an average lateral length of 7,273 feet. The Phillips-Hodnett Unit 1WA and Phillips-Hodnett 1WB achieved respective peak 30-day 2-stream initial production ("IP") rates of 1,374 boe/d (89% oil) and 1,225 boe/d (83% oil) while the Lower Spraberry well is still cleaning up and has not yet reached peak production.

•	Diamondback continues to decrease drilling times, costs, and achieve new Company records:

◦	Leading-edge Midland Basin costs to drill, complete and equip wells are currently below $6.0 million for a 10,000 foot lateral well and below $5.0 million for a 7,500 foot lateral well.

◦
During the second quarter of 2016, Diamondback drilled a 10,000 foot lateral well in Andrews County and a 10,500 foot lateral well in Glasscock County in less than nine days each from spud to total depth ("TD"), a new record for the Company.

◦	Diamondback drilled a 10,800 foot lateral well in Spanish Trail in less than 11 days from spud to TD, a new record for the Company in Midland County.

“Our strong well performance during the second quarter reflects our ability to exceed production expectations despite a reduced completion pace for the bulk of the first half of 2016. We added a fourth rig in early July, and continue to evaluate adding a fifth rig if commodity prices strengthen. We anticipate closing the Southern Delaware Basin acquisition next month and are excited to start developing the asset late this year," stated Travis Stice, Chief Executive Officer of Diamondback.

Mr. Stice continued, “Early Howard County rates confirm the productivity of this core area, and Glasscock County wells on average continue to track a 1,000 Mboe type curve. As we continue our accelerated completion activity during the second half of the year, we expect to exit 2016 in a position to achieve double-digit production growth in 2017 within cash flow assuming $55 per barrel.”
OPERATIONAL HIGHLIGHTS
As previously announced, Diamondback’s Q2 2016 production was 36.8 Mboe/d, up 23% from 30.0     Mboe/d in Q2 2015.

In Howard County, Diamondback expects to begin frac operations on an additional three-well pad targeting the Lower Spraberry, Wolfcamp A and Wolfcamp B this month. The Company also recently completed three wells in northwest Martin County and two wells in Glasscock County that are currently flowing back.

Diamondback is currently operating four horizontal rigs and running two completion crews to work through its current inventory of approximately 20 drilled but uncompleted wells ("DUCs"). Production response from the increased activity is expected to begin during the second half of 2016 with the majority of the DUCs completed by the end of 2016.

Diamondback drilled 15 gross horizontal wells and completed 11 operated horizontal wells in the second quarter of 2016. Operated completions consisted of seven Lower Spraberry wells, three Wolfcamp A wells and one Wolfcamp B well.

FINANCIAL HIGHLIGHTS
During the second quarter of 2016, Diamondback incurred an impairment charge of $168 million as a result of depressed commodity prices. The Company recorded a net loss of $155 million for the quarter.

Diamondback's second quarter 2016 adjusted net income attributable to Diamondback Energy, Inc.
(a non-GAAP financial measure as defined and reconciled below) was $19 million, or $0.26 per share.

Second quarter 2016 Adjusted EBITDA (as defined and reconciled below) was $78 million and second quarter 2016 revenues were $112 million.

As of June 30, 2016, Diamondback had $219 million in cash and an undrawn credit facility. In connection with its Spring 2016 redetermination, Diamondback's lenders approved a $700 million borrowing base under this credit facility; however, the Company has again elected to limit the lenders' aggregate commitment to $500 million.

During the second quarter of 2016, capital spent on drilling and completion was approximately $55 million, infrastructure was $6 million and non-operated properties was $4 million. Additionally, Diamondback spent $10 million on acquisitions during the second quarter of 2016.

FULL YEAR 2016 GUIDANCE

Below is Diamondback's full year 2016 guidance, which has been updated to account for decreased 2016 depletion and amortization expense ("DD&A") to a range of $11.00 to $13.00 per boe, down from the prior range of $13.00 to $15.00 per boe. As previously announced, the Company has increased its 2016 production guidance to a range of 38.0 to 40.0 Mboe/d, up from 34.0 to 38.0 Mboe/d, as a result of increased drilling and completion activity. The Company also has lowered its full year 2016 LOE guidance range to $5.50 to $6.25 per boe from a prior range of $5.50 to $6.50 per boe.

2016 Guidance
	Diamondback Energy, Inc.	Viper Energy Partners LP

Total Net Production – MBoe/d	38.0 – 40.0	6.0 – 6.5

Unit costs ($/boe)
Lease operating expenses, including workovers	$5.50 - $6.25	n/a
Gathering & Transportation	$0.50 - $1.00	$0.25-$0.50
G&A
Cash G&A	$1.00 - $2.00	$0.50-$1.50
Non-cash equity-based compensation	$1.50 - $2.50	$2.00-$3.00
DD&A	$11.00 - $13.00	$12.00-$14.00
Interest expense (net of interest income)	$2.50 - $3.50

Production and ad valorem taxes (% of revenue)(a)	8.0%	8.0%

($ - million)
Gross horizontal well costs(b)	$5.0 - $5.5	n/a
Horizontal wells completed (net)	60 – 75 (50 – 63)

Capital Budget ($ - million)
Horizontal drilling and completion	$305 - $360	n/a
Infrastructure	$30 - $40	n/a
Non-op and other	$15 - $25	n/a
2016 Capital Spend	$350 - $425	n/a

(a)	Includes production taxes of 4.6% for crude oil and 7.5% for natural gas and NGLs and ad valorem taxes.

(b)	Assumes a 7,500’ average lateral length.

CONFERENCE CALL
Diamondback and Viper will host a joint conference call and webcast for investors and analysts to discuss their results for the second quarter of 2016 on Wednesday, August 3, 2016 at 9:30 a.m. CT. Participants should call (877) 440-7573 (United States/Canada) or (253) 237-1144 (International) and use the confirmation code 54571403. A telephonic replay will be available from 12:30 p.m. CT on Wednesday, August 3, 2016 through Wednesday, August 10, 2016 at 10:59 p.m. CT. To access the replay, call (855) 859-2056 (United States/Canada) or (404) 537-3406 (International) and enter confirmation code 54571403. A live broadcast of the earnings conference call will also be available via the internet at www.diamondbackenergy.com under the “Investor Relations” section of the site. A replay will also be available on the website following the call.

About Diamondback Energy, Inc.

Diamondback is an independent oil and natural gas Company headquartered in Midland, Texas focused on the acquisition, development, exploration and exploitation of unconventional, onshore oil and natural gas reserves in the Permian Basin in West Texas. Diamondback’s activities are primarily focused on the horizontal exploitation of multiple intervals within the Wolfcamp, Spraberry, Clearfork and Cline formations.

Forward Looking Statements

This news release contains forward-looking statements within the meaning of the federal securities laws. All statements, other than historical facts, that address activities that Diamondback assumes, plans, expects, believes, intends or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements, including specifically the statements regarding the pending acquisition announced above. The forward-looking statements are based on management’s current beliefs, based on currently available information, as to the outcome and timing of future events. These forward-looking statements involve certain risks and uncertainties that could cause the results to differ materially from those expected by the management of Diamondback. Information concerning these risks and other factors can be found in Diamondback’s filings with the Securities and Exchange Commission, including its Forms 10-K, 10-Q and 8-K, which can be obtained free of charge on the Securities and Exchange Commission’s web site at http://www.sec.gov. Diamondback undertakes no obligation to update or revise any forward-looking statement.

Diamondback Energy, Inc.
Consolidated Statements of Operations
(unaudited, in thousands, except share amounts and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenues
Oil, natural gas liquids and natural gas	$112,483	$119,063	$199,964	$220,464
Operating Expenses
Lease operating expense	18,677	20,472	36,900	42,928
Production and ad valorem taxes	8,159	7,675	16,121	16,070
Gathering and transportation expense	2,432	1,625	5,221	2,655
Depreciation, depletion and amortization	39,871	57,096	81,940	116,773
Impairment of oil and natural gas properties	168,352	323,451	199,168	323,451
General and administrative	9,524	7,684	22,503	15,920
Asset retirement obligation accretion expense	254	180	500	350
Total expenses	247,269	418,183	362,353	518,147
Loss from operations	(134,786)	(299,120)	(162,389)	(297,683)
Net interest expense	(10,019)	(10,274)	(20,032)	(20,771)
Other income	177	433	740	948
Loss on derivative instruments, net	(12,125)	(19,123)	(10,699)	(769)
Total other expense, net	(21,967)	(28,964)	(29,991)	(20,592)
Loss before income taxes	(156,753)	(328,084)	(192,380)	(318,275)
Provision for (benefit from) income taxes	368	(116,732)	368	(113,362)
Net loss	(157,121)	(211,352)	(192,748)	(204,913)
Net income (loss) attributable to non-controlling interest	(1,631)	935	(4,346)	1,525
Net loss attributable to Diamondback Energy, Inc.	$(155,490)	$(212,287)	$(188,402)	$(206,438)

Basic earnings per common share	$(2.17)	$(3.45)	$(2.64)	$(3.44)

Diluted earnings per common share	$(2.17)	$(3.45)	$(2.64)	$(3.44)

Weighted average number of basic shares outstanding	71,719	61,469	71,372	59,936

Weighted average number of diluted shares outstanding	71,719	61,469	71,372	59,936

Diamondback Energy, Inc.
Selected Operating Data
(unaudited)

		Three Months Ended June 30,		Six Months Ended June 30,
		2016	2015	2016	2015
	Production Data:
	Oil (MBbl)	2,420	2,012	5,054	4,144
	Natural gas (MMcf)	2,567	1,803	4,883	3,402
	Natural gas liquids (MBbls)	505	415	971	774
	Oil Equivalents (1)(2) (MBOE)	3,353	2,728	6,839	5,485
	Average daily production(2) (BOE/d)	36,841	29,972	37,575	30,302
	% Oil	72%	74%	74%	76%

	Average sales prices:
	Oil, realized ($/Bbl)	$41.88	$53.49	$35.68	$48.40
	Natural gas realized ($/Mcf)	$1.60	$2.45	$1.67	$2.57
	Natural gas liquids ($/Bbl)	$13.95	$16.93	$11.84	$14.42
	Average price realized ($/BOE)	$33.55	$43.65	$29.24	$40.20
	Oil, hedged(3) ($/Bbl)	$41.66	$66.07	$36.59	$65.01
	Average price, hedged(3) ($/BOE)	$33.39	$52.93	$29.91	$52.75

	Average Costs per BOE:
	Lease operating expense	$5.57	$7.51	$5.40	$7.83
	Production and ad valorem taxes	2.43	2.81	2.36	2.93
	Gathering and transportation expense	0.73	0.60	0.76	0.48
	General and administrative - cash component	1.04	1.24	1.19	1.21
	Total operating expense - cash	$9.77	$12.16	$9.71	$12.45

	General and administrative - non-cash component	$1.80	$1.58	$2.10	$1.69
	Depreciation, depletion, and amortization	11.89	20.93	11.98	21.29
	Interest expense	2.99	3.77	2.93	3.79
	Total expenses	$16.68	$26.28	$17.01	$26.77

(1)	Bbl equivalents are calculated using a conversion rate of six Mcf per one Bbl.
(2)	The volumes presented are based on actual results and are not calculated using the rounded numbers in the table above.
(3)
Hedged prices reflect the effect of our commodity derivative transactions on our average sales prices. Our calculation of such effects include realized gains and losses on cash settlements for commodity derivatives, which we do not designate for hedge accounting.

NON-GAAP FINANCIAL MEASURES
Adjusted EBITDA is a supplemental non-GAAP financial measure that is used by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies. The Company defines Adjusted EBITDA as net income (loss) plus non-cash loss on derivative instruments, net, interest expense, depreciation, depletion and amortization, impairment of oil and gas properties, non-cash equity-based compensation expense, capitalized equity-based compensation expense, asset retirement obligation accretion expense and income tax (benefit) provision. Adjusted EBITDA is not a measure of net income (loss) as determined by United States’ generally accepted accounting principles, or GAAP. Management believes Adjusted EBITDA is useful because it allows it to more effectively evaluate the Company’s operating performance and compare the results of its operations from period to period without regard to its financing methods or capital structure. The Company adds the items listed above to net income (loss) in arriving at Adjusted EBITDA because these amounts can vary substantially from company to company within its industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income (loss) as determined in accordance with GAAP or as an indicator of the Company’s operating performance or liquidity. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDA. Adjusted net income is a non-GAAP financial measure equal to net income (loss) attributable to Diamondback Energy, Inc. plus non-cash (gain) loss on derivative instruments, net, impairment of oil and gas properties and related income tax adjustments. The Company’s computations of Adjusted EBITDA and adjusted net income may not be comparable to other similarly titled measures of other companies or to such measure in our credit facility or any of our other contracts.
The following tables present a reconciliation of the non-GAAP financial measure of Adjusted EBITDA to the GAAP financial measure of net income.

Diamondback Energy, Inc.
Reconciliation of Adjusted EBITDA to Net Income
(unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Net income (loss)	$(157,121)	$(211,352)	$(192,748)	$(204,913)
Non-cash loss on derivative instruments, net	11,592	44,425	15,283	69,631
Interest expense	10,019	10,274	20,032	20,771
Depreciation, depletion and amortization	39,871	57,096	81,940	116,773
Impairment of oil and gas properties	168,352	323,451	199,168	323,451
Non-cash equity-based compensation expense	7,874	5,785	18,987	12,848
Capitalized equity-based compensation expense	(1,845)	(1,452)	(4,609)	(3,591)
Asset retirement obligation accretion expense	254	180	500	350
Income tax provision	368	(116,732)	368	(113,362)
Consolidated Adjusted EBITDA	$79,364	$111,675	$138,921	$221,958
EBITDA attributable to noncontrolling interest	(1,795)	(2,098)	(3,216)	(3,860)
Adjusted EBITDA attributable to Diamondback Energy, Inc.	$77,569	$109,577	$135,705	$218,098

Adjusted net income is a performance measure used by management to evaluate performance, prior to non-cash losses on derivative instruments, (gain) on sale of assets, net, impairment of oil and gas properties and related income tax adjustments.

The following table presents a reconciliation of adjusted net income to net income:

Diamondback Energy, Inc.
Adjusted Net Income
(unaudited, in thousands, except share amounts and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Net income (loss) attributable to Diamondback Energy, Inc.	$(155,490)	$(212,287)	$(188,402)	$(206,438)
Plus:
Non-cash loss on derivative instruments, net	11,592	44,425	15,283	69,631
(Gain) loss on sale of assets, net	(28)	—	(28)	—
Impairment of oil and gas properties*	162,831	323,451	193,647	323,451
Income tax adjustment for above items**	—	(130,412)	—	(139,348)
Adjusted net income attributable to Diamondback Energy, Inc.	$18,905	$25,177	$20,500	$47,296

Adjusted net income per common share:
Basic	$0.26	$0.41	$0.29	$0.79
Diluted	$0.26	$0.41	$0.29	$0.79
Weighted average common shares outstanding:
Basic	71,719	61,469	71,372	59,936
Diluted	71,719	61,469	71,372	59,936
*Impairment has been adjusted for Viper's noncontrolling interest.
**The tax impact is computed utilizing the Company's effective federal and state income tax rates. The income tax rate for the three months ended June 30, 2016 was approximately 0% while it was approximately 36% for the three months ended June 30, 2015.

Diamondback Energy, Inc.
Derivatives Information
(unaudited)

	Average Bbls	Average
Oil Swaps	Per Day	Price per Bbl
2016
Second Quarter - WTI	2,000	42.68
Third Quarter - WTI	3,000	43.52
Fourth Quarter - WTI	3,000	43.52

2017
First Quarter - WTI	3,000	45.86
Second Quarter - WTI	3,000	45.86
Third Quarter - WTI	3,000	45.86
Fourth Quarter - WTI	3,000	45.86

Investor Contact:
Adam Lawlis
+1 432.221.7467
alawlis@diamondbackenergy.com